LEX

1300 East Pike Street

Seattle, Washington

[_______2021]	$250	REG A+
Anticipated Initial Property Offering Date	Expected Price Per Unit	Planned Offering Type



TESTING-THE-WATERS PRESENTATION

POWERED BY

Nasdaq APEX | Clearing™

Important Disclosure Information

THIS PRESENTATION CONSTITUTES "TESTING THE WATERS" COMMUNICATION.

1300 East Pike Partners LLC (the "Company") intends to sponsor an offering of securities of a commercial real estate asset pursuant to Regulation A of the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 255 promulgated under the Securities Act (17 C.F.R. 230.255):

The Company has prepared this presentation in order to gauge interest in the planned securities offering;

The Company is not under any obligation to make an offering under Regulation A;

No money or other consideration is being solicited by this presentation or by any other means, and if sent in response prior to the offering, will not be accepted;

Any indication of interest received by the company is non-binding, and involves no obligation or commitment of any kind, at any time before notice of its acceptance is given after the qualification date of the offering statement on Form 1-A (the "Offering Statement") by the U.S. Securities and Exchange Commission ("SEC");

An IOI in this offering can be made at LEX-Markets.com or on the LEX Markets Mobile App; and

No solicitation or acceptance of money or other consideration, nor of any commitment, binding or otherwise, from any person is permitted until the Offering Statement has been qualified by the SEC.

Once the Offering Statement has been filed with the SEC, the Company will provide information for the public to obtain the most recent version of the Offering Statement and the preliminary offering circular contained therein. The information in the Offering Statement will be necessarily more complete than (and may be materially different in important ways from) the information that is being provided herein. You must read the complete Offering Statement filed with the SEC before investing.

The statements in this presentation represent the beliefs and opinions of the management of the Company as of the date hereof, and should not be relied upon as statements of fact and may constitute forward-looking statements that are not historical facts. These forward-looking statements include statements, express or implied, regarding the current expectations, opinions, and beliefs of the Company, and to the greatest extent possible the assumptions on which those statements are based. Words such as "believes," "estimates," "expects," "endeavors," "anticipates," "intends," "plans," "targets," "should," and "objective" and variations of such words and similar words also identify forward-looking statements. Such statements are forward-looking in nature and involve a number of known and unknown risks, including, without limitation, those risks described below, uncertainties, and other factors, including to the greatest extent possible those described in this presentation. Any forward-looking statement, including any target return, contained in this presentation is not a guaranty, assurance, prediction, or representation by the Company as to future matters, and nothing contained herein should be relied upon as a guaranty, assurance, prediction, or representation as to future matters. Past performance may not be indicative of future results.

This document shall not constitute an offer to sell or the solicitation of an offer to buy an interest in the Company or other offering, which may only be made at the time a qualified offeree receives the offering circular contained within the Offering Statement (the "Offering Circular"), and the subscription agreement pursuant to which a potential investor may participate in the offering by subscribing for units of the Company (Units). All information contained herein is qualified in its entirety by the detailed information that will appear in the Offering Circular, subscription agreement, and the related offering information.

An investment in commercial real estate is subject to the risks inherent in the ownership and operation of real estate and real estate-related businesses and assets including, without limitation, (i) burdens of ownership of real property; (ii) general and local economic conditions; (iii) changes in supply of and demand for competing properties in an area (as a result, for instance, of overbuilding); (iv) the resources of tenants; (v) changes in building, environmental, and other laws; (vi) energy and supply shortages; (vii) various uninsured or uninsurable risks, natural disasters, changes in government regulations (such as rent control); (viii) changes in real property tax rates; (ix) changes in interest rates; (x) the reduced availability of mortgage funds which may render the sale or refinancing of properties difficult or impracticable; (xi) environmental liabilities; (xii) contingent liabilities on disposition of assets; (xiii) terrorist attacks, war, and other factors; (xiv) lack of diversification; (xv) leverage; (xvi) no assurance of investment return; (xvii) illiquid and long-term investment; (xviii) material, non-public information; (xix) no market for interests in the investment vehicle; (xx) transfer restrictions; (xxi) investments longer than term; (xxii) inherent uncertainty in projections; (xxiii) risks upon dispositions of the investment; (xxiv) indemnification; (xxv) conflicts of interest; and (xxvi) other activities of management. No risk control can mitigate against every risk. Prior to investing, you must read and review all risk factors set forth in the Offering Circular once filed with the SEC.

All figures that may appear in this presentation are estimates as of December 2021.

The material in this presentation has been prepared on the basis of information obtained from the Company and other sources, some of which may be public, as of the specified date. This information is given in summary form and does not purport to be complete. Information in this presentation, including forecast financial information, should not be considered as advice or a recommendation to investors or potential investors in relation to holding, purchasing, or selling securities, or other financial products or instruments and does not take into account your particular investment objectives, financial situation, or needs. All securities and financial product or instrument transactions involve risks, which include (among others) the risk of adverse or unanticipated market, financial, or political developments and, in international transactions, currency risk.

This presentation has been prepared by LEX Markets LLC, Member: FINRA/SIPC, 25 West 39th Street, 8th Floor, New York, NY 10018, which has been engaged by the Company as placement agent for the planned offering of securities of the Company.










SOLIS

CAPITOL HILL

“Multifamily Residential Development of the Year”

- NAIOP Washington State, 2020

“Certified Seattle’s Largest Passive House Project”

- Passive House Institute US, 2021

“Best Multifamily Project of the Year”

- Passive House Institute US, 2021

“Best Overall Project of the Year” *- Passive House Institute US, 2021*

“Best Design for Energy Efficiency”

- 2021 Gold Nugget Awards

Investment Overview

1300 East Pike Street, Capitol Hill, Seattle

SOLIS

- **Recently constructed, award-winning** six story mixed-use building with 34,260 SF of total rentable space; 5,960 SF across three retail units on the first floor, and 28,300 SF across 45 residential units for rent on floors two through six
- SOLIS is built to **Passive House standards**, designed to operate using **substantially less energy** and achieve **significant cost savings;** the property is also **exempt from paying property taxes** on over **61%** of its assessed value **for ten years**
- **Well-located in the Pike-Pine corridor of Capitol Hill**, one of Seattle's most popular neighborhoods; approximately ten minutes from downtown with easy access to the area's major employers and attractions
- **100% leased -** every residential and retail unit is leased and paying rent
- The offering represents an opportunity to invest alongside owners Brian Heather and Marc Coluccio of SolTerra Capital **without promote / performance fees or loads**




WESTLAKE
SOUTH LAKE UNION
CAPITOL HILL
STEVENS
WASHINGTON PARK
MADISON VALLEY
CASCADE
SOLIS
CAPITOL HILL
DENNY TRIANGLE
BELLTOWN
PIKE/PINE
MADRONA
PIKE PLACE MARKET
CENTRAL BUSINESS DISTRICT
FIRST HILL
CHERRY HILL
SQUIRE PARK
MINOR
MANN
DOWNTOWN SEATTLE
PIONEER SQUARE

Investment Overview

1300 East Pike Street, Capitol Hill, Seattle





Access	• LEX-exclusive opportunity to invest directly into cash-flowing real estate • Access to a recently constructed, award-winning building that is fully-leased and built to exacting environmental standards (Passive House certified)
Alignment	• Investors will be pro-rata, pari passu common equity holders with the building's sponsor, entitling unitholders to the same distributions as the existing owner*
Liquidity	• Units are offered under Regulation A, which upon qualification are exempt securities without any holding period requirements under US securities laws • Unitholders can trade on the LEX Alternative Trading System (ATS)**

* Distribution amounts and timing are not guaranteed. Upon filing, the details of the distribution policy will be made available to investors through the Offering Circular
** Liquidity on the LEX ATS is not guaranteed

SOLIS
CAPITOL HILL

Award-Winning Passive House Design

ESG-Friendly Sustainable Design

Passive House Elements

- High performance thermal envelope
- Advanced climate control in every unit
- Energy recovery ventilation for improved air quality
- Triple-pane windows for optimal sound and temperature control
- Photovoltaic solar electricity generation



Passive House Benefits

- Substantially reduced ecological footprint
- Up to **70% less energy** usage for heating and cooling
- Up to **60% lower utility bills** for residents
- Only 5% higher construction costs

PHIUS
Passive House Institute US

"Best Multifamily Project of the Year"

"Best Overall Project of the Year"

SOLIS
CAPITOL HILL

LEX

Fully-Occupied Retail with Long Term Leases

Leased by local tenants with roots in the community

Retail Leases

Tenant	Floors	Area	Expiration	Monthly Rent	Rent Steps	Term	Extension Terms	Other Terms
L'EXPERIENCE PARIS	1	5,200 SF	Aug. 2026	$11,162	3% per year	5 Years	2 five-year renewal options	First full month of rent prepaid
PAINT SALON	1	923 SF	Nov. 2025	$3,077	3% per year	5 Years	2 five-year renewal options	2 months prepaid rent
FLIGHT WINE + CHOCOLATE	1	1,475 SF	Dec. 2025	$4,670	3% per year	5 Years	2 five-year renewal options	2 months prepaid rent

Tenant Background

L'Experience Paris

Founded in 2007, L'Experience Paris is a French café and bistro with three locations in the Seattle area. The restaurant offers different dining experiences throughout the day, with a core philosophy centered on offering the most authentic French viennoiseries and patisseries, made fresh in-house every morning.

Flight Wine & Chocolate

Flight Wine & Chocolate offers customers the opportunity to pair the best of Washington's vineyards with house-made chocolates. Flight's aim is to showcase the beauty of the region's viticulture while providing chocolate options that complement the wine in a comfortable and inviting setting.

Paint Salon

Paint Salon is a women-owned beauty salon that places an emphasis on clean beauty and sustainable employment practices. Paint Salon offers a range of services in a space designed to convey the high-end nature of these services with a calming atmosphere.

SOLIS
CAPITOL HILL

Fully-Leased Residential Units

Leased by individual tenants and established rental operators

Corporate Leases/Agreements

Tenant	Units	Expiration	Monthly Rent	Rent Steps	Term	Extension Terms	Other Terms
Sonder	9	March 2025	$25,315	2.5% per year	5 Years	2 five-year renewal options	$165 per month per unit in expenses reimbursed to OpCo
Aplus	6	Month-To-Month	80% of gross rents for units managed	N/A	Month-to-Month	N/A	Cancelable upon 30 days notice by either OpCo or Aplus

Tenant Background

Sonder - Third Floor

Sonder Holdings Inc. is a next-generation hospitality company innovating through tech-enabled service and inspiring, thoughtfully designed accommodations. Sonder provides a variety of accommodation options, from spacious rooms to fully equipped suites and apartments in 38 global markets across North America, Europe, and the Middle East. In April 2021, Sonder announced its intention to go public via a SPAC merger. The transaction is expected to close by year end.

Aplus Housing - Floors 2, 5, 6

Aplus Housing is a local Seattle-area corporate housing operator. Founded in 1998, Aplus has successfully relocated thousands of clients to the Seattle area with a product geared toward longer-term stays reaching 30 days or more. Aplus offers a variety of services including bi-monthly or monthly cleaning, included utilities, and groceries delivered at check-in. Aplus operates 5 locations throughout the Seattle area.

Individually Leased Units

Floors 2,4,5,6

The remaining 30 apartments are leased by individual tenants. These units are 100% occupied with average lease terms of one year each. 22 of these units are leased at market rates while the remaining eight units are designated as affordable.

Key Financial Considerations

Details of the Property's debt and real estate tax benefits

Mortgage Bonds

Original Principal Amount	$16,000,000
Issue Date	March 10, 2021
Maturity Date	March 1, 2061
Original Interest Rate	Variable rate determined by remarketing agent
Current Interest Rate	2.525%
Sinking Fund Redemption	Beginning March 2024, monthly deposits sufficient to amortize outstanding bonds over 360 months at 6% interest

Promissory Note

Lender	Poppy Bank
Original Principal Amount	$4,000,000
Issue Date	March 10, 2021
Maturity Date	March 10, 2022
Fixed Rate	4.75%
Amortization	Interest-Only
At Maturity	The Note is intended to be refinanced with C-PACE financing when it becomes available in WA State. If C-PACE is not available, it is expected the Note will be refinanced at terms similar to the Mortgage Bonds

Overview of MFTE Tax Benefits

Upon opening in 2020, SOLIS became eligible for Seattle's Multifamily Tax Exemption program as over 20% of leasable residential units are offered at rates well below market in order to serve renters earning between 60% and 90% of the Area Median Income. This program allows the property an exemption from paying real estate taxes on the multifamily portion of the property for a total period of 12 years.

*Upon filing, please refer to the Offering Circular for a complete breakdown of contractual obligations

Strong Housing & Employment Markets

Seattle's economy has seen red-hot growth

"Amazon has surpassed 75,000 employees in the Seattle region, a new milestone that reflects the tech giant's continued growth in its hometown over the past decade"

"Seattle-area home prices climbed 25.5% year-over-year in July, the third-fastest increase in the country behind Phoenix and San Diego and Seattle's highest-ever 12-month jump"

"The Seattle region became the **top market** in the United States in 2020 **for large office spaces leased by tech firms**, according to CBRE"

"Among the 100 largest technology leases, 14 were in the Seattle area, totaling 3.4 million square feet, about **85 percent more space than in Manhattan**, the No. 2 market on the list"

"Companies like **Google**, **Facebook** and **Apple** have established footholds in Seattle in part to poach from **Amazon**'s massive concentration of tech talent"

"Seattle has clocked another month of **record-breaking home price growth"**

"The pandemic was a disaster for commercial real estate markets. **In the Seattle area, it was a boon"**

Large Employers in Seattle

amazon
tableau
salesforce
Expedia
Microsoft
BOEING
REDFIN
Google
UNIVERSITY of WASHINGTON
ORACLE

Sources: New York Times, Seattle Times

Seattle's Job Market is Driving Growth

Above average demographic and property trends

Unemployment is at 2.1% and median income growth has exceeded the national average by more than 25% over the last eight years[1,3]



Median Income Growth1
$110,000
$100,000
$90,000
$80,000
$70,000
$60,000
$50,000
2012
2013
2014
2015
2016
2017
2018
2019
2020*
Seattle
National

Over the last eight years, Seattle's rent growth has outpaced San Francisco, Chicago, and New York[2]



Median Rent - Indexed Growth2
150%
140%
130%
120%
110%
100%
90%
145%
142%
116%
114%
2012
2013
2014
2015
2016
2017
2018
2019
2020*
Seattle
Chicago
San Francisco
New York

STRICTLY CONFIDENTIAL. NOT FOR DISTRIBUTION.

LEX

SOLIS CAPITOL HILL

Sources: 1) US Census Data, 2) Department of Numbers, 3) Bureau of Labor Statistics

*Figures include data up to December 31, 2019, and do not include data from 2020

Property Photos

Unit spaces













Property Photos

Amenity spaces / common areas








SOLIS CAPITOL HILL

LEX

Located in the Heart of Capitol Hill

The Pine-Pike corridor is a major retail/cultural center within Seattle



MAP © 2021 CARTIFACT
DATA © OSM CONTRIBUTORS
SOLIS
CAPITOL HILL
Sushi Maki
Urban Kinetics
SUGAR HILL
RIVAL
FOGÓN cocina mexicana
Seattle Central College
Broadway Performance Hall
The Buzz Cafe
FIRST HILL STREETCAR
Seattle Central College Bookstore
Panera Bread
Emerald City
Game Stop
Ian's Pizza
Yo Zushi
Sugar Rock
Pill Box
Cal Anderson Park
molly moon's
Rachel's Ginger Beer
12TH AVE
13TH AVE
Kizuki Ramen & Izakaya
Pine Box
Tamari Bar
SUMMIT AVE
Realfine Coffee
Oasis Tea Zone
BREWLAB
PINE ST
Mezcaleria Oaxaca
Linda's Tavern
Bill's Off Broadway
BROADWAY & E PINE ST
Laughing Buddha
Rapha
Art Primo
Raygun Lounge
NEKO
SUIKA
SALT & STRAW
SIFF Cinema Egyptian
Walgreens
Moti Mahal
Fleet Feet
Rancho Bravo Tacos
Sam's TAVERN
Katsu Bar & Noodle
Eltana
Momiji
Artusi
OMEGA OUZERI
Remedium Island Grill
Bar Cotto
Taurus Ox
Bombay Burger
Aēsop.
Seattle Eagle
Urban-Fit Studios
Boylston Hotel
Verve Bowls
The Elliott Bay Book Co.
Everyday Music
Havana
Poquitos
Mud Bay
Style
Espresso
Starbucks
Capitol Cider
Ikina Sushi
Unicorn
Little Big Burger
Porchlight Coffee & Records
Westman's Bagel and Coffee
VICTROLA COFFEE ROASTERS
8 Limbs
Trove
PIKE ST
Le Frock Vintage
Stitches
HoneyHole
AT&T
QFC
Kyoto Teriyaki
Oink
Meumos
Barboza
The Runaway
The Sweat Box
Betsutenjin Ramen
The Gokan
Cha Cha Lounge
Quinn's Pub
Caffé Vita
Sweet Iron
General Porpoise
Soi
BAR MELUSINE
BARRIO MEXICAN KITCHEN & BAR
ELYSIAN BREWING
SPINASSE
NUE
Katsu Burger & Bar
Tavern Law
Chop Suey
Diesel
Madison Pub
Pony
Skillet Capitol Hill
Marjorie
Tavolata
LINK LIGHT RAIL
TAVOLÀTA CAPITOL HILL
amazonfresh
SAINT JOHN'S BAR + EATERY
HARVARD AVE
Chipotle
Bartell Drugs
BROADWAY
10TH AVE
UNION ST
11TH AVE
Likelihood
Sizzle Pie
KALADI BROTHERS COFFEE
BOYLSTON AVE
8oz Burger & Co.
optimism
Garage Bowling Alley
métier RACING & COFFEE
Maserati
Alfa Romeo
Mighty-O donuts
marjorie
miles 0.9 | minutes 5
amazon CORPORATE CAMPUS
miles 0.4 | minutes 2
DOWNTOWN
UNIVERSITY ST
Silver Cloud Hotel
lark
Cafe Presse
MICROSOFT CAMPUS SHUTTLE
MADISON ST
E SPRING ST
14TH AVE
15TH AVE
SEATTLE
WHOLE FOODS MARKET
Canon
Pigott Auditorium
Lee Center for the Arts
Rhein Haus BOCCE • BIER • BRATS
Chieftain Irish Pub & Restaurant
E MARION ST
Virginia Mason
SPRING ST
TOP POT
Potbelly Sandwich Shop
Mad Pizza
Sprigy
BROADWAY & MARION
PIROSHKI Cafe & Bakery
SEATTLEU
Panwa Thai
Subway
Starbucks
The Hideout
The Baroness
Italian Family Pizza
GNC
Sugar Bakery & Cafe
CVS
SWEDISH MEDICAL GROUP
E COLUMBIA ST
Byrek & Baguette
Hotel Sorrento
206 Burger Company
STARBUCKS COFFEE
Education
Medical
Restaurants
Shopping
Bar
Fitness
Entertainment
Coffee
Lodging

Capitol Hill Market

Strong submarket fundamentals

The Capitol Hill neighborhood has the highest population density in all of Seattle, with a high concentration of young, highly-educated, high-earning professionals[2]

Educational Attainment[1]



50%
45%
40%
35%
30%
25%
20%
15%
10%
5%
0%
29%
12%
43%
29%
20%
29%
7%
27%
2%
12%
Masters or Higher
Bachelors
Some College / Associates
High School or Equivalent
Less than High School
Capitol Hill
National

Age Distribution[1]



50%
45%
40%
35%
30%
25%
20%
15%
10%
5%
0%
<10
10-17
18-24
25-34
35-44
45-54
55-64
65+

Income Distribution[1]



$150K+
22%
<$25K
16%
$25K - $44K
13%
$75K - $149K
29%
$45K - $74K
20%

Sources: 1) Niche.com 2) Seattle Times

SOLIS CAPITOL HILL

LEX

Management Team Overview



Brian Heather

Chief Executive Officer

Mr. Heather is the Chief Executive Officer of SolTerra Capital Inc. where he sets the strategic direction for the firm. Mr. Heather launched SolTerra Capital in 2014 after many years of working in the sustainable technology industry. Prior to SolTerra, Mr. Heather founded companies which brought sustainable technologies such as solar power generation and living green walls to the commercial real estate market. Mr. Heather is certified LEED AP and LEED GRP, and was a 2012 recipient of the “40-under-40” award from the Puget Sound Business Journal. Mr. Heather has a BA from The University of Washington and an MBA from Massachusetts Institute of Technology.



Marc Coluccio

Chief Operating Officer

Mr. Coluccio is the Chief Operating Officer of SolTerra Capital Inc. Since joining in 2017, Mr. Coluccio has run day-to-day operations including development, financing and asset management functions. Prior to SolTerra, Mr. Coluccio held a number of executive roles in companies he started in the telecommunications space. Mr. Coluccio has also been involved for many years in financing and vetting real estate opportunities for his family construction business. Mr. Coluccio has a BA from The University of Washington and an MBA from INSEAD.

SolTerra Capital Inc. (SolTerra) is an award-winning real estate development firm specializing in the construction, ownership, and management of sustainable buildings that reconnect people to nature and create urban community while reducing the impact on the environment. The firm’s portfolio of sustainable projects is concentrated in Seattle, WA and Portland, OR.

SOLIS and SolTerra have been recognized for excellence in sustainable design. Accolades for SOLIS include being named “Best Multifamily Project of the Year” and “Best Overall Project of the Year” by PHIUS in 2021, and “Multifamily Project Residential Development of the Year” by NAIOP (WA) in 2020. SOLIS is also the largest Passive House development in Seattle.

Past Developments







SOLIS
CAPITOL HILL

About LEX Markets

Our securities marketplace addresses owner and investor needs

Owners Want More Recap Options

- Minority stakes in single assets typically sell for discounts due to illiquidity
- Existing options to recapitalize assets are generally not attractive



Investors Want More Access

- High-quality commercial real estate has traditionally been inaccessible to non-accredited investors
- Existing investment opportunities frequently include long holding periods with no liquidity
- There is no centralized market to invest in single assets

The LEX Investor Value Proposition

Invest in a building, earn potential income, trade shares without lockup or restriction


1:44
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GWYGU Gateway Garage
Your Position
SHARES
12
MARKET VALUE
$3,048.00
AVG COST
$252.01
TOTAL COST
$3,024.09
DISTRIBUTIONS
$0.00
EQUITY GAIN
$23.91
CHART
BOOK
GALLERY
MAP
$254.00
+$4.00 (+1.60%)
Month
DAY
WEEK
MONTH
YEAR
ALL
$254.00 / share
TRADE

LEX enables investors to:

- Access investments in individual commercial real estate assets
- Purchase a single unit for $250 at the initial offering
- Earn income quarterly* as tenants pay rent
- Trade shares in the public secondary market**
- Benefit from the direct ownership of real estate
- Use the LEX app or invest through your existing brokerage account, even as a non-accredited investor
- Financial advisors can invest client funds via their primary custodian

*Returns are not guaranteed
**Liquidity is not guaranteed

SOLIS
CAPITOL HILL

LEX